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                                                                   EXHIBIT 10.15









                          Management Stock Ownership

                                   Program



                           Keystone Financial, Inc.



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                           Effective March 30, 1995
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                           Keystone Financial, Inc.

                      Management Stock Ownership Program

                          Effective: March 30, 1995

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Purpose
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     The purpose of this Program is to:

     .  Promote alignment of management and shareholder interests;
     . Encourage management to act like owners with focus on value creation; . Make the risks and rewards of KFI stock ownership a greater factor in management compensation;
     . Improve relations with shareholders and the public; and . Attract and retain superior management.

Share Ownership Guidelines
--------------------------

     The Human Resources Committee of the Board shall determine those employees who are subject to this Program. Initially, the Program will apply to employees with a position of Senior Vice President or above. Each employee subject to this Program is herein referred to as an "Executive."

     Ownership of Keystone Financial, Inc. ("KFI") stock should represent a significant percentage of each Executive's net worth. Each Executive should meet or exceed, on or before the Target Date (as hereinafter defined), the following value of share ownership ("Ownership Goal"), as amended from time to time by the Human Resources Committee.

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                                    Value of Shares Owned as a
                 Position            Multiple of Base Salary
                 --------            -----------------------

                 CEO                           3x
                 EVP                           2x
                 Bank/Trust Co.
                  President                    1x
                 Sr VP                         1/2x

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     For purposes of the Ownership Goal, Base Salary means the base salary of an Executive of KFI or one of its subsidiaries in effect on the Executive's Commencement Date (as defined below).

Implementation
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     Time Allotted to Attain Ownership Goals.

          Ownership Goals will be established by the Human Resources Committee for five year cycles that begin on a Commencement Date and end on a Target Date. Each Executive's Commencement Date shall be the later of (i) the effective date of this Program, (ii) the Executive's employment in a covered position, or (iii) the Executive's transfer to a covered position with a different multiple for determining his or her Ownership Goal. The Target Date is the fifth anniversary of the Commencement Date. Each Executive is expected to make regular progress toward his or her Ownership Goal throughout the five year cycle. The Human Resources Committee, upon recommendation of the CEO but in its sole discretion, may modify the application of this Program to address special circumstances, including financial circumstances, of any Executive.

     Measurement of Stock Ownership.

          For purposes of calculating the number of shares owned by an Executive under the Program, the following will be included:

          .  401(k) matching shares;
          .  Employee Stock Purchase Plan shares;
          .  Shares owned as a result of exercising stock option grants;
          .  Restricted shares awarded to the Executive;
          .  Shares owned directly by the Executive;
          . Shares owned directly by the Executive's spouse or dependent children; and
          . Shares owned by any trust in which the Executive, his or her Spouse or dependents has a beneficial interest in the principal thereof, but excluding any pension plan trust.

     The Human Resources Committee may count toward an Executive's Ownership Goal any additional shares in which the Executive has an interest provided, in the discretion of the Human Resources Committee, such interest satisfies the purpose of this Program.

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     Strategies to Assist Executive to Attain Ownership Goals.

          KFI will assist each Executive to attain and maintain his or her Ownership Goal as follows:

          Informal Methods.
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          .  Provide leadership by example of the CEO and other key executives;
          . Establish progress toward Ownership Goal as a prerequisite for career advancement and for future long-term incentive stock option grants; and
          . Annually furnish to and review with each Executive the Executive's current stock ownership level.

          Existing Programs.
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          .  Employee Stock Purchase Plan;
          .  Incentive stock options;
          .  Non-qualified stock options;
          .  Reload options; and
          .  Restricted stock.

          Additional Programs.
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          .  Payment of MICP awards in restricted stock; and
          .  Leveraged Purchase Program.

     Payment of MICP Awards in Restricted Stock.

          If an Executive requests, or if in the opinion of the Human Resources Committee, the Executive is not making regular progress toward his or her Ownership Goal, the Human Resources Committee, in its discretion, may
     (i) pay in restricted stock instead of cash up to the lesser of one-third (1/3) of the Executive's Management Incentive Compensation Plan award or the portion of such award not previously deferred, and (ii) limit or eliminate the Executive's opportunity to defer more than two-thirds (2/3) of any future award. If an award is made in restricted stock, an additional award of restricted stock will be made having a value of 20% of the value of the restricted stock initially awarded, in order to partially pay the Executive's tax liability. The restricted stock awarded shall vest as determined by the Human Resources Committee but not later than the Target Date.

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     Leveraged Purchase Program.

          Executives may borrow from KFI to purchase shares of KFI stock upon the following terms and conditions:

          Maximum Loan Amount.  An Executive may borrow up to 50% of the
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          value of his or her Ownership Goal.

          Use of Loan Proceeds.  Loan proceeds must be used to purchase KFI
          ---------------------
          stock and shall not be used for any other purpose, including the payment of tax liability resulting from any other KFI stock benefit or incentive program.

          Number of Loans.  An Executive may borrow additional amounts from
          ----------------
          time to time, but not more frequently than once in any six-month period. The aggregate principal amount outstanding under all such loans to an Executive shall not exceed 50% of his or her Ownership Goal.

          Term.  The loans shall be due and payable in full upon demand or, in
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          the absence of demand, shall mature and be payable in full on the
          Target Date. An Executive may prepay all or any part of the loan without penalty, but not more frequently than twice in any twelve-month period.

          Interest.  The loans shall bear no interest.  Any resulting imputed
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          income to the Executive will be determined in accordance with
          Section 7872 of the Internal Revenue Code and reported annually on the Executive's Form W-2.

          Collateral.  The loans shall be nonrecourse against the borrower.
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          The Executive shall pledge as collateral for the loan cash, unencumbered KFI shares, or other property acceptable to KFI in an amount equal to 20% of the loan amount and also shall pledge all of the KFI shares purchased with the loan proceeds. In the event of a reclassification, readjustment or split of KFI stock, stock dividend, exchange of KFI stock for any other security, or any other change affecting the shares pledged, the new, substituted or additional shares or other securities issued by reason of such event shall be held by KFI under the terms of the pledge agreement. All loans outstanding under this Program shall cross-default. If the Executive prepays the full principal amount of one or more loans, KFI shall release the collateral relating to such loan or loans. The Executive may direct at any time prior to the Target Date that the shares held as security for any loan be sold to satisfy such loan. The Executive also may direct KFI to apply pledged property, including KFI shares, to

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          exercise on behalf of the Executive such options to purchase KFI stock as are designated by the Executive. KFI stock or other property received upon exercise of an option having a fair market value equal to the fair market value of the Collateral used to exercise such option will be held by KFI as substitute Collateral.

          Additional Security.  In the event the fair market value as
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          determined by KFI of the collateral pledged for any loan made pursuant to this Program should be less than the outstanding principal balance of the loan, the Human Resources Committee may direct that up to 50% of any MICP award of the borrower not previously deferred by the borrower be paid in cash or stock and withheld by KFI as additional collateral for the repayment of the loan. Any or all of the amount held as additional collateral hereunder shall be released and paid to the borrower to the extent the fair market value of the other collateral held hereunder as of the last day of each calendar quarter is again equal to at least 100% of the outstanding loan balance. To permit withholding of the borrower's MICP award, the borrower shall execute at the time a loan is requested an irrevocable election which (i) acknowledges the decision of the borrower to waive the right to defer any future MICP award at any time the Human Resources Committee determines additional collateral may be necessary to secure the loan, (ii) authorizes the Human Resources Committee to direct the delivery of up to 50% of any future MICP award to KFI, and (iii) directs that any portion of a MICP award so withheld be held pursuant to the borrower's collateral pledge agreement.

          Documentation.  The Executive will execute and deliver to KFI such
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          documents as KFI deems appropriate, which may include, but not be limited to, a promissory note, stock pledge agreement, stock powers in favor of Keystone Financial, Inc., and such other documents as are required under Regulation G of the Federal Reserve Board. The Executive shall deliver to KFI stock certificates representing all shares pledged.

          Termination of Employment.  If an Executive ceases employment for any
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          reason including retirement or disability, all loans outstanding under this Program shall be due and payable in full within ninety
          (90) days after the Executive's last day of active employment or, if earlier, the Target Date. Such Executive may not take further loans under this program. Notwithstanding the forgoing, in the event of the Executive's death, all outstanding loans will be due and payable one (1) year after death and, if necessary, the loan maturity date will be extended accordingly.

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          Termination of Program.  This program may be terminated, or its terms
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          and conditions changed, at any time, at the discretion of the Board of Directors of KFI without notice to the Executives; provided, however, that loans outstanding at that time, and the terms thereof, will not be affected by any such termination or change, except as required by law or by the provisions of the KFI 1995 Management Stock Purchase Plan.

Administration
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     Recordkeeping.

          KFI's Human Resources Department ("Human Resources") will monitor stock ownership levels of the Executives.

          Calculations.  Calculations of shares owned will be completed
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          annually.  An Executive will make available to Human Resources, upon request, documentation necessary to verify the number of shares owned. Share price for purposes of comparing the Executive's share holdings against his or her Ownership Goal will be based upon the average of closing stock prices, as listed in the Wall Street Journal
                                                            -------------------
          for the last fifteen (15) business days prior to the Target Date or the end of the month immediately preceding the month in which share ownership is calculated, as applicable.

          Reports.  A report of the stock ownership of each Executive compared
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          to his or her pro rata achievement of the Ownership Goal will be prepared and furnished to that Executive. A summary report will be prepared and furnished to the CEO and other officers, as appropriate.

     Administration.

          The Human Resources Committee shall administer this Program and interpret its provisions. The Committee's interpretation shall be binding on all parties subject to this Program.

          The Human Resources Committee may amend or terminate this Program, in whole or in part, as is necessary from time to time to fulfill the purpose of this Program; provided that no change shall reduce or eliminate any benefit, right or privilege hereunder except to the extent such reduction or elimination is necessary to comply with any law or an interpretation of the governmental body empowered to administer such law.

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          The CEO, at the fall meeting of the Human Resources Committee, will review the summary report with the Committee and recommend action, as necessary, to assist any Executive achieve his or her Ownership Goal.
     The Committee will take appropriate action to ensure compliance with the ownership requirements as it deems appropriate.






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